LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned (“Grantor”) hereby constitutes and appoints Glenn E. Fuller and D. Michael Beck, and each of them individually, as Grantor’s true and lawful attorney-in-fact and agent, for Grantor and in Grantor’s name, place and stead, in any and all capacities, with full power to act alone, to (1) execute Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; and (2) do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, including the execution for and on behalf of the undersigned, the Form ID Application required to be filed with the Securities and Exchange Commission (“SEC”) in order to obtain SEC Edgar filing codes, and timely file the aforementioned Forms with the SEC and any stock exchange or similar authority, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as Grantor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

This Limited Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This limited power of attorney shall remain in full force and effect until Grantor is no longer required to file any of Forms 3, 4 or 5 with respect to Grantor’s holdings of, and transactions in, securities of AutoWeb, Inc., unless earlier revoked by Grantor in a signed writing delivered to Glenn E. Fuller, D. Michael Beck, or any substitute therefor, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

Date: 12/17/2018
Grantor /s/ Timothy L. Branham Timothy L. Branham